UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2015

AUDIENCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35528	91-2061537
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

331 Fairchild Drive Mountain View, CA	94043
(Address of principal executive offices)	(Zip code)

(650) 254-2800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Amendment No. 1 to this Current Report on Form 8-K is being filed to attach Exhibits 2.1 and 10.1 as exhibits.

Item 1.01 Entry into a Material Definitive Agreement.

Merger Agreement

On April 29, 2015, Audience, Inc., a Delaware corporation (“Audience”), Knowles Corporation, a Delaware corporation (“Knowles”), and Orange Subsidiary, Inc., a Delaware corporation and a wholly-owned subsidiary of Knowles (“Merger Sub”), entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”) which contemplates the acquisition by Knowles, through Merger Sub, of Audience in a two-step transaction comprised of a combination cash and stock exchange offer for all of the issued and outstanding shares of Audience common stock (the “Offer”), followed by a merger of Merger Sub with and into Audience (the “Merger”).

In the Offer, each Audience stockholder who participates in the Offer will receive consideration in the form of $2.50 per share in cash (the “Cash Consideration”) and validly issued, fully paid and nonassessable shares of common stock of Knowles (the “Stock Consideration”, and together with the Cash Consideration, the “Offer Consideration”) equal to the quotient, subject to adjustment for stock splits, stock dividends and similar events, obtained by dividing $2.50 by an amount equal to the volume weighted average of the sale prices for the common stock of Knowles (the “Closing Date Average Price”) on each of the 10 consecutive trading days ending on and including the second trading day prior to the expiration of the Offer; provided that the value of the Closing Date Average Price may not exceed $23.35 nor be less than $18.16 (the adjustments to the Closing Date Average Price referred to herein as the “Collar”).

The Merger Agreement provides that Merger Sub will commence the Offer as soon as reasonably practicable after the date of the Merger Agreement and in any event within fifteen business days after the date of the Merger Agreement. The obligation of Merger Sub to accept for exchange and deliver consideration for shares of Audience common stock validly tendered in the Offer (and not validly withdrawn) is subject to a number of conditions set forth in the Merger Agreement, including (i) the condition that there shall have been validly tendered and not validly withdrawn prior to the expiration of the Offer shares of common stock of Audience which, when added to such shares owned by Knowles and its subsidiaries, represent at least a majority of (x) the total number of shares of Audience common stock outstanding as of the expiration of the Offer, including such shares subject to restricted stock units of Audience and such shares deemed issued pursuant to Audience’s employee stock purchase plan, plus (y) the aggregate number of shares of Audience common stock issuable to holders of options to purchase shares of common stock of Audience from which Knowles has received notices of exercise prior to the expiration of the Offer (and as to which such shares have not yet been issued to such exercising holders of options to purchase shares of common stock of Audience); provided that for purposes of determining whether such condition has been satisfied, shares of Audience common stock tendered in the Offer pursuant to guaranteed delivery procedures shall be excluded (the “Minimum Tender Condition”); and (ii) other conditions set forth in Annex II to the Merger Agreement, including that five of six specified key employees have employment arrangements with Knowles, Audience or an Affiliate in full force and effect as of the closing of the Merger.

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), by virtue of the Merger, each share of Audience common stock (other than Dissenting Shares) will be converted into the right to receive the Offer Consideration.

Shares of Knowles common stock issuable pursuant to the Offer and the Merger will be registered pursuant to a registration statement to be filed by Knowles with the Securities and Exchange Commission (the “SEC”) and will be publicly traded on the New York Stock Exchange (the “NYSE”). No fractional shares of Knowles common stock will be issuable in the Offer or the Merger and each Audience stockholder who otherwise would be entitled to receive a fraction of a share of Knowles common stock pursuant to the Offer or the Merger will be paid an amount in cash (without interest) equal to such fractional part of a share of Knowles common stock multiplied by the Closing Date Average Price.

At the Effective Time, each outstanding option to purchase Audience common stock that is outstanding immediately prior to the Effective Time but has an exercise price per share that exceeds the Per Share Value shall be cancelled for no consideration or payment (each, an “Underwater Option”). The term “Per Share Value” means (x) the Cash Consideration plus (y) the product of (1) the Closing Date Average Price (without any adjustment thereto pursuant to the application of the Collar) multiplied by (2) the number of shares of Knowles common stock issued per share as Stock Consideration.

Audience will cause, immediately prior to the Effective Time, each option to purchase Audience common stock that is not an Underwater Option or listed on a schedule to the Merger Agreement to vest in full (each, a “Vested Option”). At the Effective Time, each outstanding Vested Option shall be cancelled and shall only entitle the holder of such Vested Option to receive (without interest), as soon as reasonably practicable after the Effective Time, (A) the Offer Consideration payable with respect to each share subject to such Vested Option reduced by (B) the sum of the exercise price per share subject to such Vested Option and all applicable taxes required to be withheld with respect to such payment (such amounts payable hereunder, the “Option Payments”). Fifty percent (50%) of the exercise price per share subject to such Vested Option shall be deducted from each of the cash portion and the stock portion of the Offer Consideration, with the value of the stock portion for purposes of such deduction being equal to the Closing Date Average Price (without any adjustment thereto pursuant to the application of the Collar), and fifty percent (50%) of all applicable taxes shall be deducted from each of the cash portion and the stock portion of the Offer Consideration, with the value of the stock portion for purposes of such deduction being equal to an amount equal to the closing sale price for the Knowles common stock on the trading date prior to the first date when the Purchase accepts any Audience common stock for the Offer (the “Acceptance Time”) (without any adjustment thereto pursuant to the applications of the Collar).

At the Effective Time, each option to acquire Audience common stock that is outstanding and unvested immediately prior to the Effective Time, other than an Underwater Option (each, an “Unvested in-the-Money Option”), shall be converted into and become an option to purchase Knowles common stock, and Knowles will assume such Unvested in-the-Money Option converted as provided in the Merger Agreement and the Audience option plan and option agreements underlying such Unvested-in-the Money Options (each, an “Assumed Option”). From and after the Effective Time: (A) each Assumed Option may be exercised solely for shares of Knowles common stock; (B) the number of shares of Knowles common stock subject to each Assumed Option shall be determined by multiplying the number of shares of Audience common stock that were subject to such Assumed Option immediately prior to the Effective Time by the Conversion Ratio (as defined below), and rounding the resulting number down to the nearest whole number of shares of Knowles common stock; (C) the per share exercise price for the shares of Knowles common stock issuable upon exercise of each Assumed Option shall be determined by dividing the per share exercise price of the Audience common stock subject to such Assumed Option, as in effect immediately prior to the Effective Time, by the Conversion Ratio, and rounding the resulting exercise price up to the nearest whole cent; and (D) any restrictions on the exercise of any Assumed Option shall continue in full force and effect and the term, exercisability, vesting schedule and other provisions of such Assumed Option shall otherwise remain unchanged as a result of the assumption of such Assumed Option. The “Conversion Ratio” means the fraction (rounded to the nearest 1/10,000) having a numerator equal to the Per Share Value, and having a denominator equal to the Closing Date Average Price (without any adjustment thereto pursuant to application of the Collar).

At the Effective Time, each Audience restricted stock unit (“RSU”) that is outstanding and unvested immediately prior to the Effective Time (after giving effect to any vesting that is contingent upon the completion of the Merger) shall be converted into and become a right to receive a restricted stock unit with respect to Knowles common stock, and Knowles shall assume such RSU award converted as provided below in accordance with substantially the same terms as those of the applicable RSU award and the agreement by which such RSU award is evidenced. All rights to receive shares of Audience common stock under assumed RSUs shall thereupon be converted into rights to receive restricted stock units with respect to Knowles common stock. Accordingly, from and after the Effective Time: (A) each assumed RSU award may be settled solely in shares of Knowles common stock; (B) the number of shares of Knowles common stock subject to each assumed RSU award shall be determined by multiplying the number of shares of Audience common stock that were subject to such assumed RSU award immediately prior to the Effective Time by the Conversion Ratio, and rounding the resulting number down to the nearest whole number of shares of Knowles common stock; and (C) any performance and employment conditions and restrictions on the receipt of any assumed RSUs shall continue in full force and effect and the term, vesting schedule and other provisions of such assumed RSUs shall otherwise remain unchanged as a result of the assumption of such assumed RSUs.

Prior to the termination of the Effective Time, Audience’s 2011 Employee Stock Purchase Plan (the “ESPP”), and each outstanding offering period then in progress, will terminate and each participant’s accumulated contributions to the ESPP will be used to purchase shares of Audience’s common stock as of such time in accordance with the terms of the ESPP (and any funds that remain in participants’ account after such purchase shall be returned to the applicable participants).

The Merger Agreement further provides that, following the consummation of the Offer and subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement, Merger Sub will be merged with and into Audience, and Audience will become a wholly-owned subsidiary of Knowles.

The Merger Agreement contains representations, warranties and covenants of Knowles, Merger Sub and Audience. These covenants include an obligation of Audience to, subject to certain exceptions, conduct its operations in the ordinary course of business from the date of the Merger Agreement through the Effective Time, and for each of the parties to, subject to certain exceptions, use reasonable best efforts to cause the Merger to be consummated.

The Merger Agreement generally prohibits Audience’s solicitation of third-party proposals relating to the acquisition of 15% or more of the total consolidated revenues, net income or assets of Audience and its subsidiaries or 15% of the voting power of Audience (an “Acquisition Proposal”) and restricts Audience’s ability to furnish non-public information to, or participate in any discussions or negotiations with, any third party with respect to an Acquisition Proposal, subject to certain limited exceptions.

The Audience board of directors has agreed to recommend that Audience’s stockholders tender all of their outstanding shares of Audience common stock into the Offer and, if necessary, vote in favor of the adoption of the Merger Agreement.

The Merger Agreement may be terminated by either Knowles and Audience under certain circumstances set forth in the Merger Agreement, including the failure of the Offer to be consummated on or before July 31, 2015 (subject to an extension until September 1, 2015 in order to obtain regulatory approvals) and the failure of the Minimum Tender Condition. If the Merger Agreement is terminated (a) in certain circumstances following the receipt by Audience of an Acquisition Proposal, or (b) as a result of the Audience board of directors changing its recommendation in favor of the Offer and the Merger and certain other circumstances, Audience will be obligated to pay a termination fee of $5,000,000 to Knowles, and under certain circumstances following the receipt by Audience of an Acquisition Proposal, Audience will be obligated to provide expense reimbursement to Knowles up to $3,000,000.

The description of the Merger Agreement in this Current Report on Form 8-K is qualified in its entirety by reference to the full text of the Merger Agreement filed as Exhibit 2.1 hereto, which is incorporated by reference herein. The Merger Agreement contains representations and warranties of Audience, Knowles and Merger Sub made solely to each other as of specific dates. Those representations and warranties were made solely for purposes of the Merger Agreement and may be subject to important qualifications and limitations agreed to by Audience, Knowles and Merger Sub. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a standard of materiality provided for in the Merger Agreement and have been used for the purpose of allocating risk among Audience, Knowles and Merger Sub rather than establishing matters as facts.

Tender and Support Agreements

As inducement to Knowles to enter into the Merger Agreement, on April 29, 2015, Audience directors and certain members of Audience’s senior management and certain affiliates of Tallwood Venture Capital (each, a “Stockholder”), have signed a form of Tender and Support Agreement, covering all of the shares of Audience common stock beneficially owned by such individuals, as well as any additional shares of which they may become the beneficial owner. These Tender and Support Agreements provide that the signatories thereof will tender their Audience common stock in the Offer and, if necessary, will vote any remaining shares that they own for the Merger. The Tender and Support Agreements terminate upon certain events, including any termination of the Merger Agreement in accordance with its terms and to the extent any amendment or change to the Merger Agreement or the Offer is effected without the Stockholder’s consent that decreases the amount, or changes the form or (except with respect to extensions of the Offer in accordance with the terms of the Merger Agreement) timing, of consideration payable to all of the stockholders of Audience pursuant to the terms of the Merger Agreement, or that imposes conditions to the Offer in addition to those conditions to the Offer set forth in the Merger Agreement or modifies such conditions in a manner adverse to the stockholders of Audience.

The description of the Tender and Support Agreement in this Current Report on Form 8-K is qualified in its entirety by reference to the full text of the form of Tender and Support Agreement filed as Exhibit 10.1 hereto, which is incorporated by reference herein.

On April 30, 2015, Audience and Knowles issued a joint press release announcing the execution of the Merger Agreement. A copy of the press release is attached as Exhibit 99.1 hereto, which is incorporated by reference herein.

Item 2.01 Results of Operations and Financial Conditions.

On April 30, 2015, Audience issued a press release regarding its financial results for the quarter ended March 31, 2015. A copy of the press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Audience is making reference to non-GAAP financial information in the press release. A reconciliation of these non-GAAP financial measures to the comparable GAAP financial measures is contained in the attached press release and financial tables.

Item 8.01 Other Events.

The information set forth in Item 1.01 of this Form 8-K is incorporated by reference into this Item 8.01.

Important Additional Information

The tender offer for Audience’s outstanding common stock has not yet commenced. This Current Report is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell any Audience securities.

The solicitation and the offer to buy common stock of Audience will be made only pursuant to an offer to purchase and related materials that Knowles and Merger Sub intend to file with the SEC on Form S-4 and Schedule TO, respectively, which will include an Offer to Exchange, a letter of transmittal and related documents (the “Tender Materials”). Audience also intends to file a solicitation/recommendation statement on Schedule 14D-9 with respect to the tender offer. Audience stockholders and other investors should read the Tender Materials contained in the Form S-4, Schedule TO and the Schedule 14D-9 to be filed by Knowles, Merger Sub and Audience, respectively, carefully because these documents will contain important information, including the terms and conditions of the tender offer. Audience stockholders may obtain any other Tender Materials subsequently filed with the SEC from its website (at www.sec.gov), without charge.

Materials filed by Knowles and Merger Sub may be obtained for free at Knowles’s web site, www Knowles com. Materials filed by Audience may be obtained for free at Audience’s web site, www.audience.com. Stockholders and other investors are urged to read carefully all tender offer materials prior to making any decisions with respect to the tender offer.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of April 29, 2015, by and among Knowles Corporation, Orange Subsidiary, Inc. and Audience, Inc.

10.1	Form of Tender and Support Agreement, dated as of April 29, 2015, between Knowles Corporation and Audience directors and certain members of Audience’s senior management and certain affiliates of Tallwood Venture Capital.

99.1	Joint Press Release of Knowles Corporation and Audience, Inc. dated April 30, 2015.

99.2	Press Release of Audience, Inc., dated April 30, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUDIENCE, INC.

Date: April 30, 2015	By:	/s/ Craig Factor
	Name:	Craig Factor
	Title:	Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of April 29, 2015, by and among Knowles Corporation, Orange Subsidiary, Inc. and Audience, Inc.

10.1	Form of Tender and Support Agreement, dated as of April 29, 2015, between Knowles Corporation and Audience directors and certain members of Audience’s senior management and certain affiliates of Tallwood Venture Capital.

99.1	Joint Press Release of Knowles Corporation and Audience, Inc. dated April 30, 2015.

99.2	Press Release of Audience, Inc., dated April 30, 2015